Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of May 19, 2020, by and among Assertio Therapeutics, Inc., a Delaware corporation (“Assertio”), Assertio Holdings, Inc., a Delaware corporation (“Parent”) and a wholly owned subsidiary of Assertio, and Alligator Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, as of the date hereof, Assertio had an authorized capitalization consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share (“Assertio Common Stock”), of which 81,492,578 shares were issued and outstanding, and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Assertio Preferred Stock”), of which no shares were issued and outstanding;

WHEREAS, immediately prior to the Effective Time (as defined below), Parent shall have an authorized capitalization consisting of (a) 200,000,000 shares of common stock, par value $0.0001 per share (“Parent Common Stock”), of which 10,000 shares will be issued and outstanding and owned by Assertio, and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which no shares were issued and outstanding;

WHEREAS, immediately prior to the Effective Time, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.0001 per share (“Merger Sub Common Stock”), of which 100 shares are issued and outstanding and no shares are held in treasury, and Parent owns all the issued and outstanding Merger Sub Common Stock;

WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions thereof, of the Parent Common Stock and the Parent Preferred Stock are the same as those of the Assertio Common Stock and the Assertio Preferred Stock, respectively.

WHEREAS, the Board of Directors of Assertio has determined that it is advisable and in the best interests of Assertio and its stockholders to effect the formation of a holding company whereby Assertio will become a wholly owned subsidiary of Parent by merging with Merger Sub, with Assertio continuing as the surviving corporation (the “Merger”);

WHEREAS, it is intended that the holding company structure be effected without a vote of Assertio stockholders pursuant to and in accordance with Section 251(g) of the Delaware General Corporation Law (the “DGCL”) through a merger with a wholly owned subsidiary;

WHEREAS, the designations, rights, powers and preferences, and the qualifications, limitations and restrictions, of Parent Common Stock are the same as those of Assertio Common Stock, and the designations, rights, powers and preferences, and the qualifications, limitations and restrictions, of Parent Preferred Stock are the same as those of Assertio Preferred Stock;

WHEREAS, the Certificate of Incorporation of Parent and the Bylaws of Parent in effect immediately following the Effective Time will contain provisions identical to the Second Amended and Restated Certificate of Incorporation of Assertio and the Bylaws of Assertio, respectively, in effect immediately prior to the Effective Time (other than as required or permitted by Section 251(g) of the DGCL);

WHEREAS, Parent and Merger Sub have been recently formed for purposes of effecting the formation of a holding company through the Merger;

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or otherwise as a tax-free transaction under the Code and applicable rules and regulations promulgated thereunder; and

WHEREAS, the respective Boards of Directors of Assertio, Parent and Merger Sub have approved the Merger and this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I
THE MERGER

Section 1.1	The Merger.

(a)           Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Section 251(g) and other applicable provisions of the DGCL, Merger Sub shall be merged with and into Assertio at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub shall cease and Assertio shall continue as the surviving corporation (the “Surviving Corporation”) as a wholly owned subsidiary of Parent. The Surviving Corporation shall succeed to and assume all the rights and obligations of Assertio in accordance with the DGCL.

Section 1.2            Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Assertio, Parent, Merger Sub or the stockholders of Assertio, Parent or Merger Sub:

(a)           Each share of Assertio Common Stock (or fraction of a share of Assertio Common Stock, including shares held by Assertio, if any) issued and outstanding immediately prior to the Effective Time shall be converted into one share of Parent Common Stock (or fraction of a share of Parent Common Stock, as applicable), having the same designations, rights, powers, preferences, qualifications, limitations and restrictions as the converted share of Assertio Common Stock.

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(b)          Each share of Parent Common Stock outstanding immediately prior to the Effective Time shall, by virtue of the Merger, and without any action on the part of Assertio, Parent, Merger Sub or the holders of any securities of Assertio, Parent or Merger Sub, be cancelled and shall cease to exist without any consideration being payable in respect thereof.

(c)          Each issued and outstanding share of Merger Sub Stock shall, by virtue of the Merger, and without any action on the part of Assertio, Parent, Merger Sub or the holders of any securities of Assertio, Parent or Merger Sub, be converted into one share of Common Stock of the Surviving Corporation.

Section 1.3            Effective Time. The parties shall file a Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) executed in accordance with the relevant provisions of the DGCL and shall make all other filings required under the DGCL to effectuate fully the Merger. The Merger shall become effective at 2:30 p.m. Eastern Standard Time on the date that the Certificate of Merger is duly filed with the Delaware Secretary of State (the time the Merger becomes effective being hereinafter referred to as the “Effective Time”).

Section 1.4            Effects of the Merger.

(a)          At the Effective Time, the Merger shall have the effects set forth in Section 259 of the DGCL.

(b)          All contractual rights and obligations relating to (i) Assertio Common Stock immediately prior to the Merger, including, without limitation, any rights or obligations existing under (a) Assertio Therapeutics, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and related agreements (the “Stock Plan”), (b) the Assertio Therapeutics, Inc. Second Amended and Restated 2004 Equity Incentive Plan and related agreements (the “Incentive Plan”), (c) the Assertio Therapeutics, Inc. Amended and Restated 2014 Omnibus Incentive Plan and related agreement (the “Omnibus Plan”) and (d) inducement grants made pursuant to a notice of restricted stock unit grant and award agreement outside of the Omnibus Plan (the “Inducement Awards” and collectively with the Stock Plan, the Incentive Plan and the Omnibus Plan, the “Assertio Equity Agreements”), and (ii) Assertio director and executive compensation arrangements immediately prior to the Merger, including, without limitation, any rights or obligations existing under (v) the Transition Agreement by and among Assertio Therapeutics, Inc. and Arthur Higgins, dated as of March 16, 2020 (w) the Assertio Amended and Restated Annual Bonus Plan, (x) the Transition and Consulting Agreements by and between Assertio Therapeutics and the individuals named therein, (y) the Amended and Restated Management Continuity Agreement by and between Assertio Therapeutics and the individuals named therein, as amended by Amendment No. 1, (z) the Indemnification Agreements by and between Assertio Therapeutics, Inc. and the individuals named therein (and collectively, the “Assertio Compensation Agreements”), shall, as of the Effective Time, be assigned to and assumed by Parent and be deemed to apply to Parent Common Stock. The respective Boards of Directors of Assertio and Parent have approved the assignment to and the assumption by Parent of the Assertio Equity Agreements and the Assertio Compensation Agreements.

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(c)          For Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under the provisions of Section 368(a) of the Code (or otherwise as a tax-free transaction under the applicable provisions of the Code).

Section 1.5            Organizational Documents of Parent. From and after the Effective Time, the Certificate of Incorporation of Parent shall be amended, consistent with the requirements of Section 251(g) of the DGCL, so that it reads in its entirety as set forth in Exhibit A hereto, and, as so amended, shall be the Certificate of Incorporation of Parent until thereafter amended in accordance with its terms and as provided by applicable Law. From and after the Effective Time, the Bylaws of Parent shall be amended, consistent with the requirements of Section 251(g) of the DGCL, so that they read in their entirety as set forth in Exhibit B hereto, and, as so amended, shall be the Bylaws of Parent until thereafter amended in accordance with their terms and as provided by applicable Law.

Section 1.6            Organizational Documents of Surviving Corporation. From and after the Effective Time, the Certificate of Incorporation of Assertio shall be amended, as required by Section 251(g) of the DGCL, so that it reads in its entirety as set forth in Exhibit C hereto, and, as so amended, shall be the Certificate of Incorporation of Surviving Corporation until thereafter amended in accordance with its terms and as provided by applicable Law. From and after the Effective Time, the Bylaws of Surviving Corporation shall be amended, so that they read in their entirety as set forth in Exhibit D hereto, and, as so amended, shall be the Bylaws of the Surviving Corporation until thereafter amended in accordance with their terms and as provided by applicable Law.

Section 1.7            Directors of Parent. Each member of the Board of Directors of Assertio in office immediately prior to the Effective Time shall become a member of the Board of Directors of Parent, until the earlier of his or her resignation or removal or until his or her successor is duly appointed or elected and qualified in accordance with the Bylaws of Parent and applicable law.

Section 1.8            Officers of Parent. Each officer of Assertio in office immediately prior to the Effective Time shall become an officer of Parent holding the same office as held prior to the Effective Time, until the earlier of his or her resignation or removal or until his or her successor is duly appointed in accordance with the Bylaws of Parent and applicable law.

Section 1.9            Directors of Surviving Corporation. Each member of the Board of Directors of Assertio in office immediately prior to the Effective Time shall become a member of the Board of Directors of the Surviving Corporation, until the earlier of his or her resignation or removal or until his or her successor is duly appointed or elected and qualified in accordance with the Bylaws of the Surviving Corporation and applicable law.

Section 1.10          Officers of Surviving Corporation. Each officer of Assertio in office immediately prior to the Effective Time shall become an officer of the Surviving Corporation holding the same office as held prior to the Effective Time, until the earlier of his or her resignation or removal or until his or her successor is duly appointed in accordance with the Bylaws of the Surviving Corporation and applicable law.

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Section 1.11          Stock Ledgers. At and after the Effective Time until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate which immediately prior thereto represented shares of Company Common Stock, shall be deemed for all purposes to evidence ownership of and to represent the shares of Parent Common Stock, into which the shares of Company Common Stock represented by such certificate have been converted as herein provided and shall be so registered on the books and records of Parent and its transfer agent. After the Effective Time, each of Assertio and Parent shall reflect in its stock ledger the number of shares of Assertio Common Stock and Parent Common Stock, respectively, to which its stockholders are entitled pursuant to the terms hereof.

Section 1.12          Securities Act. It is the intent of the parties hereto that Parent, as of the Effective Time, be deemed a “successor issuer” for purposes of continuing offerings under the Securities Act of 1933, as amended (the “Securities Act”). As soon as practicable following the Merger, Parent will, to the extent deemed appropriate, file post-effective amendments to any Assertio registration statements, adopting such registration statements as its own registration statements for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and setting forth any additional information necessary to reflect any material changes made in connection with or resulting from the succession, or necessary to keep any such registration statements from being misleading.

Section 1.13          Exchange Act. It is the intent of the parties hereto that the Merger will constitute a “succession” for purposes of Rule 12g-3(a) under the Exchange Act and, upon issuance of the Parent Common Stock in connection with the Merger, the Parent Common Stock will be deemed to be registered under Section 12(g) of the Exchange Act. It is the further intent of the parties hereto that Parent will be considered a “successor issuer” of the Assertio.

Article II

Covenants

Section 2.1            Compliance with Section 251(g) of the DGCL. The parties acknowledge and agree that, to the extent required by Section 251(g) of the DGCL, the Certificate of Incorporation and Bylaws of Parent contain provisions identical to the Second Amended and Restated Certificate of Incorporation and Bylaws of Assertio, each as amended, which shall not be amended prior to the Effective Time.

Section 2.2            Further Assurances. From time to time, as and when requested by another party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

Section 2.3            Consummation of the Transaction. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to cause the Merger to occur upon the terms hereof.

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Section 2.4            Plan of Reorganization. This Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Each party hereto shall use its commercially reasonable efforts to cause the Merger to qualify, and will not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying, as a reorganization within the meaning of Section 368(a) of the Code.

Article III

General Provisions

Section 3.1            Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. The Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes, as if fully set forth herein.

Section 3.2            Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of the Company or the Board of Directors of Merger Sub if such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and the Company, Parent and Merger Sub, and their respective stockholders, directors or officers, shall have no liability with respect to such termination and abandonment.

Section 3.3            Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

Section 3.4            Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 3.5            No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies.

Section 3.6            Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the applicable principles of conflicts of laws of such State that would apply any other law.

Section 3.7            Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers as of the date first written above.

ASSERTIO THERAPEUTICS, INC.

By:	/s/ Dan A. Peisert
Name: Daniel A. Peisert
Title: SVP and CFO

ASSERTIO HOLDINGS, INC.

By:	/s/ Dan A. Peisert
Name: Daniel A. Peisert
Title: SVP and CFO

ALLIGATOR MERGER SUB, INC.

By:	/s/ Dan A. Peisert
Name: Daniel A. Peisert
Title: SVP and CFO